                                                                    Exhibit 99.2

                               Keystone RV Company

                              Financial Statements


                  Years ended December 31, 2000, 1999, and 1998




                                    CONTENTS

Reports of Independent Auditors..............................................1

Financial Statements

Balance Sheets...............................................................3
Statements of Income.........................................................5
Statements of Shareholders' Equity (Deficit) and Redeemable Preferred Stock..6
Statements of Cash Flows.....................................................7
Notes to Financial Statements................................................8

                         Report of Independent Auditors

Board of Directors
Keystone RV Company

We have audited the accompanying balance sheets of Keystone RV Company as of December 31, 2000 and 1999, and the related statements of income, shareholders' equity (deficit) and redeemable preferred stock, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Keystone RV Company for the year ended December 31, 1998 were audited by other auditors, whose report dated January 18, 1999 expressed an unqualified opinion on those statements.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Keystone RV Company at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.


                                                    /s/ Ernst & Young LLP

February 16, 2001, except as to
Note 12, as to which the
date is November 9, 2001

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
KEYSTONE RV COMPANY
Goshen, Indiana


We have audited the statements of income, shareholders' equity (deficit) and redeemable preferred stock, and cash flows of KEYSTONE RV COMPANY for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of KEYSTONE RV COMPANY for the year ended December 31, 1998, in conformity with accounting principles generally accepted in the United States of America.

                                        /s/ McGladrey & Pullen, LLP



Elkhart, Indiana
January 18, 1999

                               Keystone RV Company

                                 Balance Sheets

                                                              DECEMBER 31,
                                                         2000            1999
                                                      ---------------------------
Assets
Current assets:
    Cash                                              $       450     $       200
    Accounts receivable:
      Trade, less allowance for doubtful
        accounts (2000--$110,000; 1999--$20,000)       21,467,563       8,560,900
      Other                                             1,277,807         527,811
                                                      ---------------------------
                                                       22,745,370       9,088,711

    Inventories                                        15,562,347       7,268,031
    Prepaid expenses                                      419,034         220,862
    Deferred income taxes                               1,290,525         545,162
                                                      ---------------------------
Total current assets                                   40,017,726      17,122,966

Property and equipment:
    Land and improvements                                 508,874         423,080
    Leasehold improvements                                419,441         186,801
    Machinery and equipment                             2,782,729       1,532,398
                                                      ---------------------------
    Total cost                                          3,711,044       2,142,279
    Accumulated depreciation and amortization             801,481         405,771
                                                      ---------------------------
Property--net                                           2,909,563       1,736,508

Goodwill less accumulated amortization of $71,117       1,528,883               -
Other assets                                              268,993         309,027
                                                      ---------------------------





Total assets                                          $44,725,165     $19,168,501
                                                      ===========================

                                                                                 DECEMBER 31,
                                                                            2000              1999
                                                                        ------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Notes payable to redeemed shareholders                              $    500,000      $  1,000,000
    Current maturities of long-term debt                                   3,000,000         3,000,446
    Excess of outstanding checks over bank balance                         5,395,336         1,217,582
    Accounts payable                                                      11,935,688         4,134,423
    Accrued expenses:
      Income taxes                                                         2,522,460           763,515
      Compensation and related items                                         871,003           365,340
      Warranty costs                                                       2,147,854           797,986
      Other                                                                2,592,414         1,307,511
                                                                        ------------------------------
Total current liabilities                                                 28,964,755        12,586,803

Long-term debt, less current portion                                       9,885,000         7,750,000

Deferred income taxes                                                        133,707            90,132

Commitments and contingencies

Series A redeemable  preferred stock, $.01 par value
    (stated at redemption value of $100 per share
    plus accrued dividends): authorized--1,000,000 shares;
    issued and outstanding--99,000 shares                                 11,413,243        10,601,320
Series B redeemable convertible preferred stock, $.01 par value
    (stated at redemption value):  authorized--1,000,000
    shares; issued and outstanding--13,564 shares                         16,490,094         2,186,587

Shareholders' equity (deficit):
    Common stock, $.01 par value:
      Authorized--10,000,000 shares; issued and outstanding--
      (2000--14,275; 1999--14,695);
      shares subscribed--(2000--496; 1999--0)                                    148               147
    Additional paid-in capital                                               824,198           805,721
    Stock subscriptions and shareholder notes receivable                    (241,654)                -
    Retained earnings (deficit)                                          (22,744,326)      (14,852,209)
                                                                        ------------------------------
Total shareholders' equity (deficit)                                     (22,161,634)      (14,046,341)
                                                                        ------------------------------
Total liabilities and shareholders' equity (deficit)                    $ 44,725,165      $ 19,168,501
                                                                        ==============================


See accompanying notes.

                               Keystone RV Company

                              Statements of Income

                                                                 YEAR ENDED DECEMBER 31,
                                                        2000               1999               1998
                                                  ---------------------------------------------------

Net sales                                         $ 255,683,796      $ 140,174,714      $  74,790,013
Cost of goods sold                                  225,841,369        121,473,988         65,356,031
                                                  ---------------------------------------------------
Gross profit                                         29,842,427         18,700,726          9,433,982

Selling, general, and administrative expenses        15,736,121          7,205,914          4,404,225
                                                  ---------------------------------------------------
Operating income                                     14,106,306         11,494,812          5,029,757

Other income (expense):
    Interest income                                      42,063             31,351             22,960
    Interest expense                                 (1,117,176)          (917,184)          (110,279)
    Loss from investment in and
      write off of notes receivable from
       DK Investments, LLC                                    -           (220,933)          (122,076)
    Other                                               (74,885)          (316,013)                 -
                                                  ---------------------------------------------------
                                                     (1,149,998)        (1,422,779)          (209,395)
                                                  ---------------------------------------------------
Income before income taxes                           12,956,308         10,072,033          4,820,362
Provision for income taxes                            5,232,995          3,610,851                  -
                                                  ---------------------------------------------------
Net income                                        $   7,723,313      $   6,461,182      $   4,820,362
                                                  ===================================================


See accompanying notes.

                               Keystone RV Company

   Statements of Shareholders' Equity (Deficit) and Redeemable Preferred Stock

                  Years ended December 31, 2000, 1999, and 1998


                                                                            SHAREHOLDERS' EQUITY (DEFICIT)
                                                    --------------------------------------------------------------------------------
                                                                                                   STOCK
                                                                                                SUBSCRIPTIONS
                                                                                                    AND
                                                         COMMON STOCK          ADDITIONAL        SHAREHOLDER         RETAINED
                                                    --------------------------   PAID-IN           NOTES             EARNINGS
                                                    VOTING       NONVOTING       CAPITAL         RECEIVABLE          (DEFICIT)
                                                    --------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1997                          $893,332     $   50,000      $  40,000         $       -       $   1,765,017
Net income                                                   -              -              -                 -           4,820,362
Dividends                                                    -              -              -                 -          (3,291,493)
                                                    --------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1998                           893,332         50,000         40,000                 -           3,293,886
Net income                                                   -              -              -                 -           6,461,182
Dividends on common stock                                    -              -              -                 -            (325,446)
Distributions to shareholders and repurchase
    of stock in connection with recapitalization      (893,222)       (50,000)        56,668                 -         (21,493,924)
Issuance of common stock                                    37              -        709,053                 -                   -
Issuance of Series A
    redeemable preferred stock                               -              -              -                 -                   -
Issuance of Series B redeemable
    convertible preferred stock                              -              -              -                 -                   -
Accrued dividends on preferred stock                         -              -              -                 -            (708,400)
Accretion of increase in value
    of redeemable convertible preferred stock                -              -              -                 -          (2,079,507)
                                                    --------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1999                               147              -        805,721                 -         (14,852,209)
Net income                                                   -              -              -                 -           7,723,313
Repurchase of stock in
    connection with recapitalization                         -              -              -                 -            (500,000)
Purchase of treasury stock                                   -              -              -                 -                   -
Issuance of treasury stock
    and additional common stock                              1              -         18,477          (241,654)                  -
Accrued dividends on preferred stock                         -              -              -                 -            (820,489)
Accretion of increase in value
    of redeemable convertible preferred stock                -              -              -                 -         (14,294,941)
                                                    --------------------------------------------------------------------------------
Balance at December 31, 2000                             $ 148     $        -      $ 824,198         $(241,654)      $ (22,744,326)
                                                    ================================================================================


                                                     SHAREHOLDERS' EQUITY (DEFICIT)
                                                    -------------------------------------
                                                                                                            REDEEMABLE
                                                                                           REDEEMABLE        CONVERTIBLE
                                                      TREASURY                            PREFERRED          PREFERRED
                                                        STOCK            TOTAL              STOCK              STOCK
                                                    -----------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1997                            $       -        $  2,748,349        $         -       $         -
Net income                                                      -           4,820,362                  -                 -
Dividends                                                       -          (3,291,493)                 -                 -
                                                    -----------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1998                                    -           4,277,218                  -                 -
Net income                                                      -           6,461,182                  -                 -
Dividends on common stock                                       -            (325,446)                 -                 -
Distributions to shareholders and repurchase
    of stock in connection with recapitalization                -         (22,380,478)                 -                 -
Issuance of common stock                                        -             709,090                  -                 -
Issuance of Series A
    redeemable preferred stock                                  -                   -          9,900,000                 -
Issuance of Series B redeemable
    convertible preferred stock                                 -                   -                  -           100,000
Accrued dividends on preferred stock                            -            (708,400)           701,320             7,080
Accretion of increase in value
    of redeemable convertible preferred stock                   -          (2,079,507)                 -         2,079,507
                                                    -----------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1999                                    -         (14,046,341)        10,601,320         2,186,587
Net income                                                      -           7,723,313                  -                 -
Repurchase of stock in
    connection with recapitalization                            -            (500,000)                 -                 -
Purchase of treasury stock                               (344,000)           (344,000)                 -                 -
Issuance of treasury stock
    and additional common stock                           344,000             120,824                  -                 -
Accrued dividends on preferred stock                            -            (820,489)           811,923             8,566
Accretion of increase in value
    of redeemable convertible preferred stock                   -         (14,294,941)                 -        14,294,941
                                                    -----------------------------------------------------------------------
Balance at December 31, 2000                            $       -        $(22,161,634)       $11,413,243       $16,490,094
                                                    =======================================================================



See accompanying notes.

                               Keystone RV Company

                            Statements of Cash Flows

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                2000              1999              1998
                                                                      -----------------------------------------------------
OPERATING ACTIVITIES
Net income                                                                 $  7,723,313       $ 6,461,182      $ 4,820,362
Adjustments to reconcile net income to
    net cash provided by operating activities:
      Depreciation and amortization                                             522,138           263,142          117,870
      Gain on sale of fixed assets                                              (10,107)                -                -
      Deferred income taxes                                                    (701,788)         (455,030)               -
      Loss from investment in and write off of
        notes receivable from DK Investments, LLC                                     -           220,933          122,076
      Other non-cash expenses                                                         -           201,758                -
      Change in operating assets and liabilities:
           Receivables                                                      (13,656,659)       (3,327,947)      (3,852,125)
           Inventories                                                       (4,276,014)       (3,365,644)      (2,298,866)
           Prepaid expenses                                                    (198,172)         (147,620)          23,792
           Excess of outstanding checks over bank balance                     4,177,754          (637,783)               -
           Accounts payable                                                   7,801,265         2,781,891          830,312
           Accrued expenses                                                   3,140,434         1,256,201          906,982
           Accrued income taxes                                               1,758,945           763,515                -
           Other assets                                                           1,135           (77,575)         (42,151)
                                                                      -----------------------------------------------------
Net cash provided by operating activities                                     6,282,244         3,937,023          628,252

INVESTING ACTIVITIES
Purchase of operating division                                               (5,896,672)                -                -
Investment in DK Investments, LLC                                                     -                 -          (25,000)
Issuance of notes receivable                                                          -          (221,427)        (244,542)
Purchase of property and equipment                                           (1,479,129)         (721,257)        (915,724)
Proceeds from sale of property and equipment                                    182,429                 -                -
                                                                      -----------------------------------------------------
Net cash used in investing activities                                        (7,193,372)         (942,684)      (1,185,266)

FINANCING ACTIVITIES
Net borrowings on revolving credit agreements                                 2,135,000        10,060,000        1,496,147
Principal payments on long-term debt                                               (446)         (318,649)         690,000
Payments on debt issuance cost                                                        -          (191,467)         319,133
Proceeds from issuance of preferred stock                                             -        10,000,000           (6,289)
Proceeds from sale of treasury
    shares and issuance of common stock                                         120,824           509,090                -
Purchase of treasury shares                                                    (344,000)                -                -
Payments for recapitalization and redemption of common stock                 (1,000,000)      (21,380,478)               -
Payments of dividends                                                                 -        (1,672,835)      (1,944,104)
                                                                      -----------------------------------------------------
Net cash provided by (used in) financing activities                             911,378        (2,994,339)         554,887
                                                                      -----------------------------------------------------

Net increase (decrease) in cash                                                     250                 -           (2,127)
Cash at beginning of year                                                           200               200            2,327
                                                                      -----------------------------------------------------
Cash at end of year                                                        $        450       $       200      $       200
                                                                      =====================================================


See accompanying notes.

                               Keystone RV Company

                          Notes to Financial Statements

                                December 31, 2000


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF THE BUSINESS

Keystone RV Company (the Company) manufactures recreational vehicle products for sale to customers throughout the United States and Canada, generally on terms of 15 days or normal floor-plan arrangements.

USE OF ESTIMATES

The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH

The Company maintains cash with two financial institutions in amounts which, at times, may be in excess of FDIC insurance limits.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out method) or market.

DEPRECIATION

Depreciation of property and equipment is computed by the straight-line method over the estimated useful lives (ranging from 3 to 15 years) of the assets. Maintenance and repairs are charged to expense as incurred.

INVESTMENTS

The Company had a 47.4% investment in a recreational vehicle dealership, DK Investments, LLC (DK), an unconsolidated affiliate which was accounted for under the equity method. During 1999, DK ceased operations and was liquidated in 2000. As of December 31, 1999, the Company had written off any remaining investment in or receivable from DK.

WARRANTY EXPENSE

The Company accrues an estimated liability for warranty expense at the time the warranted products are sold.

                               Keystone RV Company

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLES AND LONG-LIVED ASSETS

Goodwill is being amortized using the straight-line method over fifteen years.

The Company re-evaluates intangibles and long-lived assets based on fair values or undiscounted operating cash flows whenever significant events or changes occur which might impair recovery of recorded costs, and it writes down recorded costs of the assets to fair value when recorded costs, prior to impairment, are higher.

REVENUE RECOGNITION

The Company generally manufactures products based on the specific orders from customers and generally ships completed products only after receiving credit approval from financial institutions. Revenue is recognized upon shipment. Charges for the delivery of products to customers are reported as revenue. Costs to ship products to customers are reported as part of cost of goods sold.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash, receivables, accounts payable, notes payable to redeemed shareholders, short-term debt, long-term debt, redeemable preferred stock, and accruals that meet the definition of a financial instrument approximate fair value.

RECLASSIFICATIONS

Certain items in the 1999 and 1998 financial statements have been reclassified to conform to the 2000 presentation. These reclassifications had no effect on net income.

                               Keystone RV Company

2. RECAPITALIZATION

In February 1999, the Company effected a leveraged recapitalization whereby the Company (1) redeemed common stock of existing shareholders, (2) entered into a revolving line of credit of $25,000,000 (see Note 4), and (3) issued shares of common stock to certain members of management and preferred stock to Summit Partners (see Note 5).

In connection with the redemption of common stock, the shareholders received a special dividend distribution approximately equal to their undistributed S Corporation earnings and then redeemed a substantial portion of the common shares issued and outstanding. Total consideration paid to the shareholders in 1999 was $20,372,738. The terms of the redemption agreement required that additional consideration of up to $1,500,000 be paid to the redeeming shareholders if the Company achieved certain earnings targets in 1999 and 2000. The Company achieved the 1999 and 2000 earnings targets and therefore, in accordance with the agreement, the additional consideration of $1,500,000 has been recorded.


3. INVENTORIES

Major classifications of inventories are as follows:

                                                DECEMBER 31
                                          2000             1999
                                    ----------------- ----------------

    Raw materials                   $     8,495,243   $     4,585,373
    Work-in-process                       1,266,263         1,098,641
    Finished goods                        5,800,841         1,584,017
                                    ----------------- ----------------
                                    $    15,562,347   $     7,268,031
                                    ================= ================

                               Keystone RV Company

4. DEBT

Long-term debt is as follows:

                                                   DECEMBER 31
                                               2000           1999
                                          -----------------------------

    Revolving line of credit loan         $  12,885,000   $ 10,750,000
    Other                                             -            446
                                          -----------------------------
                                             12,885,000     10,750,446
    Less current maturities                   3,000,000      3,000,446
                                          -----------------------------
                                          $   9,885,000   $  7,750,000
                                          =============== =============

Aggregate maturities of long-term debt are as follows:

    2001                                  $   3,000,000
    2004                                      9,885,000

The Company has a revolving line of credit agreement with a bank totaling $22,500,000, of which $12,885,000 was outstanding at December 31, 2000. The agreement matures on January 31, 2004 and substantially all assets of the Company are pledged as collateral to the revolving line of credit.

Interest is payable on amounts borrowed under the revolving line of credit at, based on the election of the Company, the prime rate or LIBOR plus a factor up to 2.25%, based on the Company's funded debt ratio as defined. The interest rate on borrowings under the agreement was 8.98% at December 31, 2000.

The terms of the agreement require the Company to, among other things, meet minimum cash flow, interest coverage, and leverage ratio requirements. The agreement also has restrictive covenants limiting repurchase of stock, dividends, additional investments, acquisitions, additional debt, fixed asset additions and disposals, sale and leasebacks, and leases. As of December 31, 2000, the Company was in compliance with these requirements.

At December 31, 2000, the Company had letters of credit outstanding of $400,000.

                               Keystone RV Company

5. SHAREHOLDERS' EQUITY AND REDEEMABLE PREFERRED STOCK

In February 1999, the Company issued 3,674 new shares of Class A Common Stock, 99,000 shares of Series A Redeemable Preferred Stock ("Series A Preferred Stock") and 13,564 shares of Series B Redeemable Convertible Preferred Stock ("Series B Preferred Stock"). During 2000, the Company purchased 1,413 shares of common stock as treasury shares and reissued those treasury shares plus 76 new common shares.

The Series A Preferred Stock accrues dividends at 8% and is redeemable, at the option of the holder, beginning February 11, 2005 at cost plus accrued dividends. The Series B Preferred Stock accrues dividends at 8% and is redeemable, at the option of the holder, beginning February 11, 2005 at the higher of (a) cost plus accrued dividends or (b) fair market value. In addition, under certain circumstances such as a liquidity event or a default pursuant to the provisions of the Stock Purchase and Redemption Agreement, the holders of the Series A and B Preferred Stock may require redemption at an earlier date. The terms of the Stock Purchase and Redemption Agreement require the Company to, among other things, meet certain financial covenants and limit capital expenditures, investments, and dividends while the Series A and Series B Preferred Stock is outstanding. The preferred shares have liquidation amounts equal to the redemption amounts stated above and have liquidation preference over any common shares outstanding.

Each share of the Series B Preferred Stock has voting rights equal to one share of Class A Common Stock. In addition, each share of the Series B Preferred Stock is convertible at any time by the holder into .6926 shares of Class A Common Stock.

In accordance with United States generally accepted accounting principles, the carrying value of the Series B Preferred Stock has been increased based on changes in the fair market value and has been shown as a liability. Accordingly, during the years ended December 31, 1999 and 2000, the Company recorded a charge to retained earning (deficit) of $1,979,507 and $14,294,941, respectively, for the increase in the value of the Series B Preferred Stock.

The Company has reserved for issuance enough Class A Common Stock to provide for any shares that may be required for exercise of stock options or conversion of the Series B Preferred Stock.

                               Keystone RV Company

6. INCOME TAXES

The Company operated as an S Corporation from August 29, 1995 through February 12, 1999, when its S Corporation election was terminated. As a result, the Company was not subject to federal or, in most instances, state income taxes during this period since income was taxed directly to the shareholders. Accordingly, the Company's provision for income taxes in the historical statements of income is substantially less than the level of income tax expense that the Company is subject to as a C Corporation subsequent to February 12, 1999.

Components of the provision for income taxes are as follows:

                                                    YEAR ENDED DECEMBER 31
                                              2000          1999           1998
                                          ----------------------------------------
     Currently payable:
       Federal                            $ 4,784,269   $ 3,224,415     $        -
       State                                1,150,514       841,466              -
                                          ----------------------------------------
                                            5,934,783     4,065,881              -
     Deferred:
       Federal                               (565,943)     (366,951)             -
       State                                 (135,845)      (88,079)             -
                                          ----------------------------------------
                                             (701,788)     (455,030)             -
                                          ----------------------------------------
                                          $ 5,232,995   $ 3,610,851     $        -
                                          ========================================

The provision for income taxes differs from the amounts that would be provided based on the statutory federal tax as follows:

                                                   YEAR ENDED DECEMBER 31
                                              2000          1999           1998
                                          ----------------------------------------
     Tax provision at statutory
       federal income tax rate            $ 4,534,708   $ 3,525,212    $ 1,638,923
     State income tax provision,
       net of federal benefit                 659,535       489,709              -
     S Corporation earnings prior
       to conversion to C Corporation               -      (248,075)    (1,638,923)
     Deferred tax credit recognized
       upon conversion to C Corporation             -      (284,060)             -
     Other                                     38,752       128,065              -
                                          ----------------------------------------
                                          $ 5,232,995   $ 3,610,851    $         -
                                          ========================================

                               Keystone RV Company

6. INCOME TAXES (CONTINUED)

Deferred income taxes result from temporary differences between the amounts of assets and liabilities reported for financial reporting purposes and income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                  DECEMBER 31,
                                              2000           1999
                                           --------------------------
     Current deferred tax assets:
       Warranty costs                      $   778,758    $   341,139
       Dealer incentives                       466,203        183,175
       Other                                    45,564         20,848
                                           --------------------------
                                             1,290,525        545,162

     Noncurrent deferred tax liability--
       Property basis                         (133,707)       (90,132)
                                           --------------------------
     Net deferred tax asset                $ 1,156,818    $   455,030
                                           ===========    ===========


7. EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) plan for the benefit of all full-time employees. The Company's contributions are discretionary and are limited to amounts deductible for federal income tax purposes. Amounts expensed for the plan were approximately $150,000, $45,000, and $25,000 for the years ended December 31, 2000, 1999, and 1998, respectively.


8. STOCK OPTIONS

In February 1999, the Company granted to the chief executive officer of the Company a nonqualified option to purchase 725 shares of Class A Common Stock at an exercise of $193 per share. The option vests immediately and expires after ten years.

In December 2000, the Company granted an employee and a director of the Company nonqualified options to purchase a total of 223 shares of Class A Common Stock at an exercise of $1,754 per share. The options vest 25% each year over a four year period and expire after ten years.

No options have been exercised or forfeited, or have expired during 1999 or 2000 and, therefore, options for a total of 748 shares remain outstanding at December 31, 2000.

                               Keystone RV Company

8. STOCK OPTIONS (CONTINUED)

The Company follows the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations, in accounting for its stock options which require compensation expense of stock options to be recognized only if the market price of the underlying stock exceeds to the exercise price on the date of grant. Accordingly, the Company has not recognized compensation expense for its stock options granted.

Pro forma information regarding net income is required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS
123) and has been determined as if the Company had accounted for its stock options under the fair value method of that Statement. The fair value for these options was estimated as of the date of grant using a "minimum value" method acceptable for nonpublic companies. Pro forma net income, reported as if compensation expense had been recognized under the fair value provisions of FAS 123 for these options, was $7,705,313 and $6,638,182 for the years ended December 31, 2000 and 1999, respectively.


9. COMMITMENTS AND CONTINGENCIES

The Company leases its facilities under 15 noncancelable agreements which expire at various dates through 2010, and which require annual rentals varying from $22,000 to $349,800 plus the payment of normal maintenance, insurance, and property taxes on the property. The Company has the option on certain leases to purchase the property at the end of the lease term at its fair market value.

Rental expense included in the statements of income for the years ended December 31, 2000, 1999, and 1998 is $1,621,653, $810,601, and $442,630, respectively.

The total minimum rental commitment under these leases at December 31, 2000 is as follows:

    2001                                        $     1,773,672
    2002                                              1,176,736
    2003                                              1,139,616
    2004                                              1,139,616
    2005                                                674,664
    Thereafter                                        1,838,196
                                                -----------------
                                                $     7,742,500
                                                =================

                               Keystone RV Company

9. COMMITMENTS AND CONTINGENCIES (CONTINUED)

In connection with the wholesale floor-plan financing of recreational vehicles, the Company has entered into repurchase agreements with lending institutions in the amount of approximately $72,000,000 at December 31, 2000 and $38,500,000 at December 31, 1999. Such agreements are customary in the recreational vehicle industry and the Company's exposure to loss under such agreements is limited by the resale value of the inventory, which is required to be repurchased. Losses incurred under such arrangements in 2000 were approximately $635,000, the majority of which was associated with one dealer. In 1999, any such losses were immaterial.

The Company is involved in various litigation generally incidental to normal operations. In the opinion of management, the resolution of pending litigation is not expected to have a material effect on financial condition, results of operations or liquidity of the Company.


10. ACQUISITION OF DAMON CORPORATION TOWABLE DIVISION

On April 28, 2000 the Company acquired certain assets of the towable division of Damon Corporation for cash of $5,896,672. The acquisition has been accounted for using the purchase method and the results of operations of the acquired operations have been included in the financial statements since the acquisition date. The Company has recorded inventory and fixed assets at fair market value resulting in goodwill of $1,600,000, which is being amortized over fifteen years.

                               Keystone RV Company

11. CASH FLOWS INFORMATION

Supplemental information relative to the statements of cash flows for the years ended December 31, 2000, 1999, and 1998, is as follows:

Supplemental disclosures of cash flows information:

                                                                  2000           1999            1998
                                                              ------------------------------------------
     Supplemental disclosures of cash flows information:
          Cash payments for interest                            $1,029,755     $  705,000     $  110,000
          Cash payments for income taxes                         4,175,835      3,302,000              -

     Supplemental schedule of noncash financing activities:
          Issuance of common stock and stock
            subscriptions                                          241,654        200,000              -
          Issuance of notes receivable and
            stock subscriptions
            receivable to shareholders                             241,654              -              -
          Issuance of notes payable
            to redeemed shareholders                               500,000      1,000,000              -
       Accrued dividends--preferred stock                          820,489        708,400              -
       Dividends declared but unpaid--
          common stock                                                   -              -      1,348,000


12. SUBSEQUENT EVENT

On November 9, 2001, the Company was acquired by Thor Industries, Inc. (Thor) for approximately $143 million in cash and stock.

                               Keystone RV Company

                        Financial Statements (Unaudited)


                  Nine months ended September 30, 2001 and 2000




                                    CONTENTS

Financial Statements (Unaudited)

Balance Sheet (Unaudited)..................................................1
Statements of Income (Unaudited)...........................................3
Statements of Cash Flows (Unaudited).......................................4
Notes to Financial Statements (Unaudited)..................................5

                               Keystone RV Company

                                  Balance Sheet
                                   (Unaudited)

                               September 30, 2001

ASSETS
Current assets:
    Cash                                                          $ 2,717,530
    Accounts receivables:
      Trade, less allowance for doubtful accounts of $361,421      30,811,953
      Other                                                         1,063,090
                                                                  -----------
                                                                   31,875,043

    Inventories                                                    15,024,162
    Prepaid expenses                                                  276,225
    Deferred income taxes                                           3,887,525
                                                                  -----------
Total current assets                                               53,780,485

Property and equipment:
    Land and improvements                                             844,343
    Leasehold improvements                                            528,830
    Machinery and equipment                                         3,211,414
                                                                  -----------
    Total cost                                                      4,584,587
    Accumulated depreciation and amortization                       1,224,648
                                                                  -----------
Property--net                                                       3,359,939

Goodwill, less accumulated amortization of $151,124                 1,448,876
Other assets                                                          253,819
                                                                  -----------
                                                                    5,062,634





Total assets                                                      $58,843,119
                                                                  ===========


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable                                                          $ 16,816,848
    Accrued expenses:
      Income taxes                                                               9,323,081
      Compensation and related items                                             2,193,116
      Warranty costs                                                             8,189,774
      Other                                                                      2,574,719
                                                                              ------------
Total current liabilities                                                       39,097,538

Deferred income taxes                                                              171,707

Commitments and contingencies

Series A redeemable preferred stock, $.01 par value
    (stated at redemption value of $100 per share plus accrued dividends)
    authorized--1,000,000 shares; issued and outstanding--99,000 shares         12,015,191
Series B redeemable convertible preferred stock, $.01 par value
    (stated at redemption value)
    authorized--1,000,000 shares; issued and outstanding--13,564 shares         50,846,797

Shareholders' equity (deficit):
    Common stock, $.01 par value:
      Authorized--10,000,000 shares
      Issued and outstanding--(14,027)                                                 140
    Additional paid-in capital                                                     642,965
    Retained earnings (deficit)                                                (43,931,219)
                                                                              ------------
Total shareholders' equity (deficit)                                           (43,288,114)
                                                                              ------------
Total liabilities and shareholders' equity (deficit)                          $ 58,843,119
                                                                              ============


See accompanying notes.

                               Keystone RV Company

                              Statements of Income
                                   (Unaudited)

                                                           NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                       2001               2000
                                                  --------------------------------

Net sales                                         $ 312,830,472      $ 188,304,210
Cost of goods sold                                  275,686,128        165,498,152
                                                  --------------------------------
Gross profit                                         37,144,344         22,806,058


Selling, general, and administrative expenses        13,468,574         10,536,130
                                                  --------------------------------
Operating income                                     23,675,770         12,269,928

Other income (expense):
    Interest income                                      42,908             39,103
    Interest expense                                   (490,445)          (787,030)
    Other                                              (132,334)          (170,947)
                                                  --------------------------------
                                                       (579,871)          (918,874)
                                                  --------------------------------
Income before income taxes                           23,095,899         11,351,054
Provision for income taxes                            9,324,144          4,586,000
                                                  --------------------------------
Net income                                        $  13,771,755      $   6,765,054
                                                  ================================


See accompanying notes.

                               Keystone RV Company

                            Statements of Cash Flows
                                   (Unaudited)

                                                                        NINE MONTHS ENDED
                                                                          SEPTEMBER 30,
                                                                     2001              2000
                                                                 ------------------------------
OPERATING ACTIVITIES
Net income                                                       $ 13,771,755      $  6,765,054
Adjustments to reconcile net income
    to net cash provided by operating activities:
      Depreciation and amortization                                   532,348           339,322
      Gain on sale of fixed assets                                          -           (10,107)
      Deferred income taxes                                        (2,559,000)         (646,000)
      Change in operating assets and liabilities:
           Receivables                                             (9,129,673)      (11,609,448)
           Inventories                                                538,185        (6,093,995)
           Prepaid expenses                                           142,809           (65,557)
           Excess of outstanding checks over bank balance          (5,395,336)        5,682,378
           Accounts payable                                         4,881,160         5,990,197
           Accrued expenses                                         7,346,348         1,418,304
           Accrued income taxes                                     6,800,621         2,802,800
           Other assets                                               (14,006)            1,135
                                                                 ------------------------------
Net cash provided by operating activities                          16,915,211         4,574,083

INVESTING ACTIVITIES
Purchase of operating division                                              -        (5,896,672)
Purchase of property and equipment                                   (873,543)       (1,353,968)
Proceeds from sale of property and equipment                                -           182,429
                                                                 ------------------------------
Net cash used in investing activities                                (873,543)       (7,068,211)

FINANCING ACTIVITIES
Net proceeds (payments) on revolving credit agreements            (12,885,000)        3,700,000
Principal payments on long-term debt                                        -              (446)
Proceeds from sale of treasury shares
    and issuance of common stock                                      181,239           138,824
Purchase of treasury shares                                          (120,827)         (344,000)
Payments for recapitalization and redemption of common stock         (500,000)       (1,000,000)
                                                                 ------------------------------
Net cash provided by (used in) financing activities               (13,324,588)        2,494,378
                                                                 ------------------------------

Net increase in cash                                                2,717,080               250
Cash at beginning of period                                               450               200
                                                                 ------------------------------
Cash at end of period                                            $  2,717,530      $        450
                                                                 ==============================


See accompanying notes.

                               Keystone RV Company

                          Notes to Financial Statements
                                   (Unaudited)

                               September 30, 2001


1. BASIS OF PRESENTATION

The financial statements of Keystone RV Company (Company) for the nine months ended September 30, 2001 and 2000 and related footnote information are unaudited and have been prepared on the same basis as the audited financial statements. In the opinion of management, the interim unaudited financial statements included all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results of these interim periods. The results for the nine months ended September 30, 2001 are not necessarily indicative of the operating results to be expected for the entire year.


2. INVENTORIES

Major classifications of inventories as of September 30, 2001 are as follows:

      Raw materials                                      $  12,541,063
      Work-in-process                                        1,540,593
      Finished goods                                           942,506
                                                         --------------
      Total inventories                                  $  15,024,162
                                                         ==============


3. CASH FLOWS INFORMATION

Supplemental information relative to the statements of cash flows for the nine months ended September 30, 2001 and 2000 is as follows:

                               Keystone RV Company

                                   (Unaudited)




3. CASH FLOWS INFORMATION (CONTINUED)

Supplemental disclosures of cash flows information:

                                                                                        (UNAUDITED)
                                                                                    2001              2000
                                                                             ----------------------------------
    Supplemental disclosures of cash flows information:
      Cash payments for interest                                                      688,599            701,548
      Cash payments for income taxes                                                5,082,524          4,182,696

    Supplemental schedule of noncash financing activities:
      Issuance of common stock and stock subscriptions                                      -            241,654
      Issuance of notes receivable and
          stock subscriptions receivable to shareholders                                    -            241,654
      Issuance of notes payable to redeemed shareholders                                    -            500,000
      Accrued dividends--preferred stock                                               608,882           616,044


4. SUBSEQUENT EVENT

On November 9, 2001, the Company was acquired by Thor Industries, Inc. (Thor) for approximately $143 million in cash and stock.


5. SERIES B PREFERRED SHARES

In accordance with United States generally accepted accounting principles, the carrying value of the Series B Preferred Stock has been increased based on changes in the fair market value and has been shown as a liability. Accordingly, during the nine months ended September 30, 2001, the Company recorded a charge to retained earnings (deficit) of $36,529,276 for the increase in the value of the Series B Preferred Stock.

For purposes of these financial statements, the estimated value of the Series B Preferred Stock of $50,846,797 at September 30, 2001 is based upon the consideration paid to the holders of the Series B Preferred Shares in the acquisition of the Company on November 9, 2001 discussed in Note 4.

                               Keystone RV Company

                                   (Unaudited)




6. SHAREHOLDER LITIGATION

The Company is involved in litigation with a former employee whose employment was terminated in July, 2001. The dispute relates to the appropriate repurchase price for the employee's common shares of the Company under a shareholder agreement. The Company has deposited in escrow with the court the full amount of the repurchase price it believes to be appropriate under the Shareholder Agreement. Further payment, if any, required in the matter will be provided from amounts escrowed in connection with the acquisition of the Company by Thor.


7. NEW ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board (FASB) issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the FASB Statements. Other intangible assets will continue to be amortized over their useful lives. The Company has not yet determined what the effect of the new pronouncement will have on its financial statements.

In August, 2001, the FASB issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment of long-lived assets to be held and used, and of long-lived assets and components of an entity to be disposed of. This statement is effective for fiscal years beginning after December, 2001 and the Company has not yet determined what effect, if any, adoption will have on its financial statements.